UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2015 (January 30, 2015)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2015, TSI Holdings II, LLC (“Holdings II”) and Town Sports International, LLC (the “Borrower”), each wholly-owned subsidiaries of Town Sports International Holdings, Inc. (the “Company”), and certain subsidiaries of the Borrower entered into the First Amendment (the “Amendment”) to that certain Credit Agreement, dated as of November 15, 2013 (the “Credit Agreement”), among the Borrower, Holdings II, as a Guarantor, the lenders party thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, and KeyBank National Association, as Syndication Agent.

As a result of the Amendment, the Company is permitted to purchase term loans under the Credit Agreement. Any term loans purchased by the Company will be cancelled.

The Company may from time to time purchase term loans in open market transactions, privately negotiated transactions or otherwise; however the Company is under no obligation to make any such purchases. Any such transactions, and the amounts involved, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: February 2, 2015	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President – General Counsel